UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to § 240.14a-12

ALLTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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The following press release was issued on July 23, 2007:

For additional information contact:                                                    Andrew Moreau 501-905-7962
                   VP – Corporate Communications
                   andrew.moreau@alltel.com

                   Tim Hicks 501-905-8991
                   Director – Investor Relations & Treasury Services
                   alltel.investor.relations@alltel.com

Release Date:                                                                                             July 23, 2007

Alltel announces Aug. 29 as date for special shareholder meeting
Company also sets second-quarter earnings conference call
LITTLE ROCK, Ark. – Alltel Corp. today announced that a special meeting of shareholders to vote on the proposed purchase of Alltel by TPG Capital and GS Capital Partners ("GSCP") has been set for Aug. 29. The meeting will be held at noon CDT at Alltel Arena in North Little Rock, Arkansas. Shareholders of record as of the close of business on the record date of July 23, 2007, will be entitled to vote at the meeting.
On June 13, Alltel filed a preliminary proxy statement in connection with the proposed purchase with the Securities and Exchange Commission. Alltel expects the final proxy to be filed shortly. The final proxy statement will be mailed together with a proxy card and notice of the special meeting to Alltel shareholders of record as of the July 23 record date.
On May 20, Alltel announced that it had agreed to be acquired by TPG Capital and GSCP for $71.50 cash for each share of Alltel common stock. The transaction is subject to certain conditions, including approval by Alltel’s shareholders.
Also today, Alltel announced that it will hold a conference call at 7:30 a.m. CDT on Aug. 1 to release the company’s second-quarter earnings results.
Interested parties can access the conference call by dialing 877-493-2983 five minutes prior to the start time. A replay of the call will be available beginning at 10:30 a.m. CDT on Aug. 1 and ending at midnight CDT on Aug. 8. The replay can be accessed by calling 800-642-1687, passcode 10888674.
The conference call will be streamed live over the company's Web site at www.alltel.com/investors. Financial, statistical and other information related to the call also will be posted on the investor relations section of the company's Web site. A replay of the Web cast will be available on the Web site beginning at 10:30 a.m. CDT on Aug. 1.

About Alltel
Alltel is owner and operator of the nation’s largest wireless network and has 12 million wireless customers.

Forward-Looking Statements

Alltel claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with TPG and GS Capital; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; risks that the proposed transaction disrupts current plans and operations; adverse changes in economic conditions in the markets served by Alltel; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the integration of acquired businesses; adverse changes in the terms and conditions of the wireless roaming agreements of Alltel; the potential for adverse changes in the ratings given to Alltel's debt securities by nationally accredited ratings organizations; the uncertainties related to Alltel's strategic investments; the effects of litigation; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed merger, Alltel has filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC"). This document is not yet final and will be amended. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE FINAL PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders also may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov or by directing a request by mail or telephone to Director-Investor Relations, Alltel Corporation, One Allied Drive, Little Rock, AR 72202, telephone 1-877-446-3628 or from Alltel's website, www.alltel.com.

Alltel and its directors and certain of its officers may be deemed to be participants in the solicitation of proxies from Alltel's shareholders with respect to the merger. Information about Alltel's directors and executive officers and their ownership of Alltel's common stock is set forth in the proxy statement for Alltel's 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2007, and in the preliminary proxy statement for the special meeting filed with the SEC on June 13, 2007. Shareholders and investors may obtain additional information regarding the interests of Alltel and its directors and executive officers in the merger, which may be different than those of Alltel's shareholders generally, by reading the final proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

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Alltel, NYSE: AT
www.alltel.com